As filed with the Securities and Exchange Commission on June 29, 2001
                                                  Registration No.  333-65279
=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    ___________________________________

                       POST-EFFECTIVE AMENDMENT NO. 1


                                     TO


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    ___________________________________
                     CITADEL COMMUNICATIONS CORPORATION
           (Exact name of registrant as specified in its charter)

          NEVADA                                             86-0748219
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification Number)

                              CITY CENTER WEST
                       7201 WEST LAKE MEAD BOULEVARD
                                 SUITE 400
                             LAS VEGAS, NEVADA
                     (Address of registrant's principal
                             executive offices)

       CITADEL COMMUNICATIONS CORPORATION 1996 EQUITY INCENTIVE PLAN
   AND INDIVIDUAL STOCK OPTION AGREEMENTS WITH EMPLOYEES AND CONSULTANTS, EACH OF WHICH CONSTITUTES AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING
                    OF RULE 405 UNDER THE SECURITIES ACT
                          (Full title of the plan)

                             SANDRA J. HORBACH
                                 PRESIDENT
                         C/O FORSTMANN LITTLE & CO.
                       767 FIFTH AVENUE - 44th FLOOR
                          NEW YORK, NEW YORK 10153
                               (212) 355-5656
         (Name, address, and telephone number of agent for service)

                       RECENT EVENTS: DE-REGISTRATION

     The Registration Statement on Form S-8 (Registration No. 33-65279) (the "Registration Statement") of Citadel Communications Corporation, a Nevada corporation ("the Company"), pertaining to the 3,045,948 shares of common stock, par value $.001 per share (the "Company Common Stock) of the Company to which this Post-Effective Amendment relates, was filed with the Securities and Exchange Commission on October 2, 1998.

     On June 26, 2001 (the "Effective Time"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 2001, among FLCC Holdings, Inc., a Delaware corporation ("HoldCo"), FLCC Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of HoldCo ("Acquisition Co."), and the Company, as amended (the "Merger Agreement"), Acquisition Co. was merged with and into the Company (the "Merger"), with the Company as the surviving corporation.

     As a result of the Merger, the Company has terminated all offerings of Company Common Stock pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any shares of Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company Common Stock under the Registration Statement which remain unsold.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2001.

                                       Citadel Communications Corporation



                                       By: /s/ Sandra J. Horbach
                                          ---------------------------------
                                          Name:  Sandra J. Horbach
                                          Title: President

     Pursuant   to  the   requirements   of  the   Securities   Act,   this
Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title *                                                Date
---------                                -------                                                ----


     /s/ Sandra J. Horbach               President and Director                             June 29, 2001
---------------------------------------
           Sandra J. Horbach


    /s/ Winston W. Hutchins              Vice President, Treasurer                          June 29, 2001
---------------------------------------  and Assistant Secretary
          Winston W. Hutchins


   /s/  Theodore J. Forstmann            Director                                           June 29, 2001
---------------------------------------
         Theodore J. Forstmann


  /s/  Gordon A. Holmes                  Director                                           June 29, 2001
---------------------------------------
           Gordon A. Holmes


                                         Director                                           June 29, 2001
---------------------------------------
          Lawrence R. Wilson




* All of the signatories are officers and/or directors of Citadel Communications Corporation, a Nevada corporation.